Exhibit 10.3

MARRIOTT INTERNATIONAL, INC.

10400 Fernwood Road

Bethesda, MD 20817

May 9, 2016

Marriott Vacations Worldwide Corporation

6649 Westwood Boulevard

Orlando, Florida 32821

Attention: Mary Finnell

Re:	Letter Agreement Supplement to Section 16.2(B)(4) of the License, Services and Development Agreement effective November 19, 2011 (“License Agreement”) by and among Marriott Worldwide Corporation and Marriott International, Inc. (together “Licensor”), and Marriott Vacations Worldwide Corporation (“Licensee”)

Dear Mary:

The purpose of this letter (“Letter Agreement”) is to document and formalize a supplement to the terms of Section 16.2(B)(4) of the License Agreement and to memorialize the terms of our agreement regarding delivery of the insurance certificates required under the License Agreement.

In connection with the License Agreement, Licensor and Licensee agree as follows:

Notwithstanding the terms and conditions of Section 16.2(B)(4) of the License Agreement, renewal certificates of insurance (or certified copies of such insurance policy if requested by Licensor in a particular jurisdiction) will be sent (including by electronic transmission) to Licensor on or before the inception date of the general liability and umbrella or excess liability policies and not less than ten (10) days after the inception date of the property insurance policies.

Marriott Vacations Worldwide Corporation

May 9, 2016

If you are in agreement with the terms and conditions of the understanding reflected in this correspondence, kindly evidence your agreement by having an authorized officer of Licensee execute below and deliver a scanned copy to “nermine.demopoulos@marriott.com”.

Very Truly Yours,

Marriott International, Inc.

By:	/s/ John Kamnikar

Printed Name:	John Kamnikar

Title:	Director

Marriott Worldwide Corporation

By:	/s/ Hector Mastrapa

Printed Name:	Hector Mastrapa

Title:	VP, Insurance

Joined in and Consented to by:

Marriott Vacations Worldwide Corporation

By:	/s/ Joseph J. Bramuchi

Printed Name:	Joseph J. Bramuchi

Title:	Vice President